Exhibit 24.1

REGISTRATION STATEMENT

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of The Timken Company, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Richard G. Kyle, Philip D. Fracassa, Carolyn E. Cheverine and Shelly M. Chadwick, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of the Registrant’s debt and equity securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 14th day of June 2018.

/s/ Richard G. Kyle Richard G. Kyle President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ James F. Palmer James F. Palmer

/s/ Philip D. Fracassa Philip D. Fracassa Executive Vice President, Chief Financial Officer (Principal Financial Officer)	/s/ Ajita G. Rajendra Ajita G. Rajendra

/s/ Shelly M. Chadwick Shelly M. Chadwick Vice President - Finance and Chief Accounting Officer (Principal Accounting Officer)	/s/ Joseph W. Ralston Joseph W. Ralston

/s/ Carolyn E. Cheverine Carolyn E. Cheverine Executive Vice President, General Counsel and Secretary	/s/ Frank C. Sullivan Frank C. Sullivan

/s/ Maria A. Crowe Maria A. Crowe	/s/ John M. Timken, Jr. John M. Timken, Jr.

/s/ Elizabeth A. Harrell Elizabeth A. Harrell	/s/ Ward J. Timken, Jr. Ward J. Timken, Jr.

John A. Luke, Jr.	/s/ Jacqueline F. Woods Jacqueline F. Woods

/s/ Christopher L. Mapes Christopher L. Mapes